SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

[X] CURRENT REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

        DATE  OF  REPORT:  October  4,  2002

                                       OR

[  ]    TRANSITION  REPORT  UNDER  SECTION  13  OR  15(D) OF THE SECURITIES AND
        EXCHANGE  ACT  OF  1934

        For  the  transition  period  from               to

                          Commission File No. 001-15465

                               Intelli-Check, Inc.
             (Exact name of the issuer as specified in its charter)

              Delaware                                        11-3234779
     (State  or  other  jurisdiction of                   (I.R.S. Employer
     incorporation  or  organization)                     Identification  No.)

                246 Crossways Park West, Woodbury, New York 11797
            (Address of principal executive offices)           (Zip Code)

       Issuer's Telephone number, including area code:     (516) 992-1900


Check whether Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

     Yes   X          No
         -----           -----

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 4.  REGISTRANT  EXTENDS  EXPIRATION  OF  RIGHTS  OFFERING TO APRIL 4, 2003.

On October 1, 2002, Intelli-Check, Inc. (the "Company") extended until April 4, 2003 all unexercised rights under its rights offering which are due to expire on October 4, 2002. This determination was approved by the Company's Board of Directors.

Each non-transferable right entitles the stockholder to purchase one share of common stock at an exercise price of $8.50.

Under terms of the original offering, the Company declared a dividend distribution of one non-transferable right to purchase one share of its common stock for every 10 outstanding shares of common stock held of record on March 30, 2001, and continuously held until exercised at an exercise price of $8.50.

The Company currently has the right to redeem the outstanding rights for $0.01 per right upon 30 days notice to the holder.


ITEM 7.  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

The  following  exhibits  are  filed  herewith:

EXHIBIT  NO.

99  -  Press  Release

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 4, 2002                             INTELLI-CHECK,  INC.



                                     By:  /s/  Frank  Mandelbaum
                                          -------------------------
                                          Frank  Mandelbaum
                                          Chairman  &  Chief  Executive  Officer



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